UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 3, 2001



                              KANEB SERVICES, INC.
               (Exact name of registrant as specified in charter)



      Delaware                        001-05083                  74-1191271
(State of Organization)          (Commission File No.)        (I.R.S. Employer
                                                             Identification No.)



            2435 North Central Expressway
                  Richardson, Texas                             75080
      (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4000





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Item 2.   Acquisition or Disposition of Assets.

         On January 3, 2001, the Registrant, through its wholly-owned subsidiary, Kaneb Pipe Line Company, as general partner for and on behalf of Kaneb Pipe Line Partners, L.P. ("KPP"), completed the acquisition of Shore Terminals LLC. Shore Terminals owns seven terminals, four in California (three in the San Francisco Bay area and one in Los Angeles) and one each in Tacoma, Washington, Portland, Oregon and Reno, Nevada, with a total tankage capacity of
7.8 million barrels. All of the terminals handle petroleum products and, with the exception of the Nevada terminal, have deep water access. The purchase price was approximately $107,000,000 in cash and 1,975,000 units of limited partnership interest of KPP. The acquisition, which will become a part of the ST Services terminaling operations of KPP, will significantly increase ST Services' presence on the West Coast.

         Financing for the cash portion of the purchase price was supplied under KPP's new $275,000,000 unsecured revolving credit with a bank group headed by SunTrust Bank. Prior to closing the Shore transaction, proceeds from the facility were used to repay all of KPP's existing domestic bank debt and private placement notes, resulting in the release of all security interests in KPP's property.


Item 7.   Financial Statements and Exhibits.

         (c)      Exhibits.

         10.1 Securities Purchase Agreement Among Shore Terminals LLC, Kaneb Pipe Line Partners, L.P. and The Sellers Named Therein, dated as of September 22, 2000, filed as Exhibit 10.1 to the Exhibits of KPP's Current Report on Form 8-K ("Form 8-K"), which exhibit is hereby incorporated by reference.

         10.2 Amendment No. 1 To Securities Purchase Agreement, dated as of November 28, 2000, filed as Exhibit 10.2 to the Form 8-K, which exhibit is hereby incorporated by reference.

         10.3 Registration Rights Agreement, dated as of January 3, 2001, filed as Exhibit 10.3 to the Form 8-K, which exhibit is hereby incorporated by reference.



                                   SIGNATURES

                                            KANEB SERVICES, INC.



Date:  January _____, 2001                 By:  Michael R. Bakke, Controller